Exhibit 10.27

AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”), is dated as of July 17, 2018 (the “Effective Date”) and amends that certain Employment Agreement (the “Agreement”) dated as of March 29, 2018 and effective as of April 2, 2018, by and between Greg Harper (“Employee”), Blue Mountain Midstream LLC, a Delaware limited liability company (the “Company”) and Riviera Resources, LLC, a Delaware limited liability company (“Riviera”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

RECITALS

WHEREAS, the Company and Employee previously entered into the Agreement;

WHEREAS, pursuant to Section 17 of the Agreement, the Agreement may be amended only with the prior written consent of the Company and Employee; and

WHEREAS, the Company and Employee desire to amend the Agreement as set forth herein, effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Section 1 is hereby deleted in its entirety and replaced with the following:

During the Employment Period (as defined in Section 4), the Company shall employ Employee, and Employee shall serve, as Chief Executive Officer of the Company, and in such other position or positions as may be assigned from time to time by the Board (as defined in the Second Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”)). From the effective date of the Spin Transaction (as defined in the LLC Agreement) until the date on which one or more Linn Managers (as defined in the LLC Agreement) are appointed in accordance with Section 8.1 of the LLC Agreement, the Company and Employee acknowledge that the board of directors of Riviera Resources, Inc. (the “Riviera Board”) will control the Company. On the effective date of the Spin Transaction, Employee shall be nominated to serve on the Riviera Board until such time as the Board is established in accordance with the LLC Agreement. Once the Board is established in accordance with the LLC Agreement, Employee shall be nominated to serve on the Board. Once appointed to the Board, Employee shall serve as a member of the Board for so long as he continues to serve as Chief Executive Officer of the Company pursuant to this Agreement.

2.    This Amendment shall only serve to amend and modify the Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.

3.    This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto. The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment. Any waiver must be in writing.

4.    This Amendment shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Employee, and the successors and assigns of the Company.

5.    This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

BLUE MOUNTAIN MIDSTREAM, LLC

By:	/s/ Brad Reese

Name:	Brad Reese

Title:	Executive Vice President

Date:	July 17, 2018

RIVIERA RESOURCES, LLC

By:	/s/ David B. Rottino

Name:	David B. Rottino

Title:	President and Chief Executive Officer

Date:	July 16, 2018

GREG HARPER

/s/ Greg Harper

Date:	July 17, 2018